1 Exhibit 99.1 VERALTO CORPORATION CLAWBACK POLICY Adopted as of October 2, 2023, as Amended on March 4, 2025 This Clawback Policy (this “Policy”), adopted by Veralto Corporation (“Veralto” or the “Company”), relates to the Company’s right to recover compensation previously paid in certain circumstances, including the recovery of Erroneously Awarded Compensation (as defined below) in accordance with Section 303A.14 of the New York Stock Exchange (“NYSE”) Listed Company Manual (“Section 303A.14”), which implements Rule 10D-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (as promulgated pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010). This Policy was initially effective as of October 2, 2023 (the “Effective Date”), as amended and restated on March 4, 2025. 1. Definitions (a) “Accounting Restatement” means a requirement that the Company prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the U.S. federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Changes to the Company’s financial statements that do not represent error corrections are not an Accounting Restatement, including: (A) retrospective application of a change in accounting principle; (B) retrospective revision to reportable segment information due to a change in the structure of the Company’s internal organization; (C) retrospective reclassification due to a discontinued operation; (D) retrospective application of a change in reporting entity, such as from a reorganization of entities under common control; and (E) retrospective revision for stock splits, reverse stock splits, stock dividends or other changes in capital structure. (b) “Committee” means the Compensation Committee of the Company’s Board of Directors (the “Board”). (c) “Detrimental Conduct” means any conduct materially detrimental to the Company, including, but not limited to, the name, business interests or corporate, brand, business or other reputation of the Company. (d) “Erroneously Awarded Compensation” means the amount of Incentive-Based Compensation that was Received that exceeds the amount of Incentive-Based Compensation that otherwise would have been Received had the amount of Incentive-Based Compensation been determined based on the restated amounts, computed without regard to any taxes paid by the Executive Officer or by the Company on the Executive Officer’s behalf. For Incentive-Based Compensation based on stock price or total shareholder return, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in an Accounting Restatement, the amount of Erroneously Awarded Compensation will be based on a reasonable estimate by the Committee of the effect of the Accounting Restatement on the stock price or total shareholder return upon which the Incentive-Based Compensation was Received.

2 (e) “Executive Officer” means a person who served as an Executive Officer (as defined in Rule 16a-1(f) under the Exchange Act) of Veralto Corporation at any time during the performance period for the applicable Incentive-Based Compensation. (f) “Expanded Covered Person” means a person who served as an Executive Officer, a duly-appointed corporate officer of Veralto Corporation, a Group Executive or a Group CFO at the time the person’s intentional misconduct, intentional violation or fraud (as described in Section 2(b)) occurred. (g) “Financial Reporting Measures” means (A) measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures (whether or not such measures are presented within the Company’s financial statements or included in a filing made with the U.S. Securities and Exchange Commission), (B) stock price and (C) total shareholder return. (h) “Incentive-Based Compensation” means any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure. (i) Incentive-Based Compensation is deemed to be “Received” in the Company’s fiscal period during which the Financial Reporting Measure specified in the applicable Incentive-Based Compensation award is attained, even if the payment or grant of the Incentive-Based Compensation occurs after the end of that period or is subject to additional time-based vesting requirements. (j) “Recovery Period” means the three completed fiscal years immediately preceding the earlier of: (A) the date the Board, a committee of the Board, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement; or (B) the date a court, regulator, or other legally authorized body directs the Company to prepare an Accounting Restatement. In addition, if there is a change in the Company’s fiscal year end, the Recovery Period will also include any transition period to the extent required by Section 303A.14. 2. Clawback Provisions (a) Recovery of Erroneously Awarded Compensation Upon an Accounting Restatement. Subject to the terms of this Policy and the requirements of Section 303A.14, if the Company is required to prepare an Accounting Restatement, the Company will attempt to recover, reasonably promptly from each Executive Officer, any Erroneously Awarded Compensation that was Received by such Executive Officer during the Recovery Period pursuant to Incentive-Based Compensation that is subject to this Policy. (b) Potential Recovery of Additional Amounts and From Additional Persons Upon an Accounting Restatement. In addition to (and without limiting) the provisions of Sections 2(a) and 2(c) of this Policy, in the event that the Committee, in its discretion, determines that an Expanded Covered Person’s acts or omissions that contributed to the circumstances requiring an Accounting Restatement that is subject to Section 2(a) of this Policy involved either: (i) intentional misconduct or an intentional violation of any of the Company’s rules or any applicable legal or regulatory requirements in the course of the Expanded Covered Person’s employment by the Company or (ii) fraud in the course of the Expanded Covered Person’s employment by the Company, then in each such case, the Company may attempt to recover from such Expanded Covered Person up to 100% (as determined by the Committee in its discretion based on such considerations as the Committee deems appropriate) of (1) the Expanded Covered Person’s annual cash incentive compensation that was received by such Expanded Covered Person since the beginning of the Recovery Period, (2) the gains from Company stock option exercises by the Expanded Covered Person since the beginning of the Recovery Period, and (3) all other Company

3 stock-based awards awarded to the Expanded Covered Person that vested since the beginning of the Recovery Period. (c) Potential Recovery of Additional Amounts and From Additional Persons Upon Detrimental Conduct. In addition to (and without limiting) the provisions of Sections 2(a) and 2(b) of this Policy, in the event that the Committee, in its discretion, determines that an Expanded Covered Person’s acts or omissions involved Detrimental Conduct, then the Company may attempt to recover from such Expanded Covered Person up to 100% (as determined by the Committee in its discretion based on such considerations as the Committee deems appropriate) of (1) the Expanded Covered Person’s annual cash incentive compensation that was received by such Expanded Covered Person in the prior three years, (2) the gains from Company stock option exercises by the Expanded Covered Person in the prior three years, and (3) all other Company stock-based awards awarded to the Expanded Covered Person that vested in the prior three years. For the avoidance of doubt, upon any of the acts or omissions described in this Section 2(c), the Committee also has the discretion to authorize the cancellation of unpaid or unvested annual cash incentive compensation or stock-based awards. 3. Interpretation and Administration (a) Role of the Committee. Section 2(a) of this Policy will be interpreted by the Committee in a manner that is consistent with Section 303A.14 and any other applicable law and this Policy will otherwise be interpreted in the business judgment of the Committee. All decisions and interpretations of the Committee will be final and binding. (b) Compensation Not Subject to this Policy. Section 2(a) of this Policy does not apply to (A) Incentive-Based Compensation that was Received before October 2, 2023, or (B) Incentive-Based Compensation that was Received by any person before beginning service as an Executive Officer. Section 2(b) of this Policy does not apply to any annual cash incentive compensation received, gains from stock options exercised or stock-based awards that vested prior to the later of October 2, 2023 or the date the applicable person became an Expanded Covered Person. Section 2(c) of this Policy does not apply to any annual cash incentive compensation received, gains from stock options exercised or stock-based awards that vested prior to the later of March 4, 2025 or the date the applicable person became an Expanded Covered Person. (c) Determination of Means of Recovery. Subject to the requirement that recovery under Section 2(a) be made reasonably promptly, the Committee will determine the appropriate means of any recovery under this Policy, which may vary between Executive Officers (with respect to Section 2(a)) or between Expanded Covered Persons (with respect to Section s2(b) and 2(c)) or based on the nature of the applicable compensation, and which may involve, without limitation, establishing a deferred repayment plan or setting off against current or future compensation otherwise payable to the Executive Officer or Expanded Covered Person, as applicable. Recovery of Erroneously Awarded Compensation under Section 2(a) of this Policy will be made (and recovery of other amounts pursuant to Sections 2(b) and 2(c) of this Policy may, in the Committee’s discretion, be made) without regard to income taxes paid by the Executive Officer (or Expanded Covered Person, as applicable) or by the Company on the Executive Officer’s (or Expanded Covered Person’s, as applicable) behalf. (d) Determination That Recovery is Impracticable. The Company is not required to recover Erroneously Awarded Compensation under Section 2(a) of this Policy if a determination is made by the Committee that either (A) after the Company has made and documented a reasonable attempt to recover such Erroneously Awarded Compensation, the direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recovered or (B) recovery of such Erroneously Awarded Compensation would likely cause an otherwise tax-qualified retirement plan, under which benefits are

4 broadly available to employees of the registrant, to fail to meet the requirements of Section 401(a)(13) or 411(a) of the Internal Revenue Code and regulations thereunder. (e) No Indemnification or Company-Paid Insurance. The Company will not indemnify any Executive Officer or any other Expanded Covered Person against the loss of Erroneously Awarded Compensation or any other amounts that may be recovered by the Company in accordance with this Policy and will not pay or reimburse any Executive Officer or any other Expanded Covered Person for the purchase of a third-party insurance policy to fund potential recovery obligations. (f) Interaction with Other Clawback Provisions. The Company will be deemed to have recovered Erroneously Awarded Compensation in accordance with Section 2(a) of this Policy to the extent the Company actually receives such amounts pursuant to any other Company policy, procedure (including Section 2(c) hereof), program or agreement, pursuant to Section 304 of the Sarbanes-Oxley Act or otherwise. (g) No Limitation on Other Remedies. Nothing in this Policy will be deemed to limit the Company’s right to terminate employment of any Executive Officer or any other Expanded Covered Person, to seek recovery of other compensation paid to an Executive Officer or any other Expanded Covered Person, or to pursue other rights or remedies available to the Company under applicable law. Adopted by the Board on August 24, 2023; amended and restated by the Board on March 5, 2025.